EXHIBIT 10.2

[Hypercom Letterhead]

Henry Gaillard
[Address on file with Hypercom]
FRANCE

December 9, 2010

Subject:    Your Restricted Stock and Stock Option Awards

Dear Henry,

This letter cancels and replaces the earlier letter on the same subject dated December 7th 2010 and is to confirm that once you have signed the Separation Agreement with Hypercom France SARL (“Convention de Rupture - Articles L.1237-11 et suivants du Code du travail”) and all conditions relating to the Separation Agreement have been met, namely:

1.	the expiration of the applicable revocation period without the Separation Agreement having been revoked; and

2.	the expiration of the applicable registration period (“Période de Homologation”) leading to its successful registration,

then the unvested portion of the outstanding restricted stock awards (“RSAs”) granted to you on the dates set forth in the table below shall be immediately and irrevocably accelerated and made available to you according to the terms of the applicable Plan within two (2) two business days of the satisfaction of the above conditions (“Acceleration Date”).

Restricted Stock Awards as of December 15, 2010
	Grant ID	Date of Grant	Original Award	Vested Portion	Unvested Portion
1.	97RS5I	May 17, 2010	28,000	0	28,000
2.	97RS5	April 15, 2009	75,000	25,000(1)	50,000
TOTAL			103,000	25,000(1)	78,000
1 All 25,000 of these RSA shares were sold by you on 06/14/2010 to cover your related tax obligations.

We also confirm that the unvested portion of the Hypercom stock options previously granted to you on the dates set forth in the table below and that are outstanding as of the Acceleration Date shall be immediately cancelled.  The vested portion of such options shall remain exercisable until the date which is four months after the Acceleration Date, at which time they will expire if not exercised.

Stock Option Awards as of December 15, 2010
	Grant ID	Date of Grant	Original Award	Vested Portion	Unvested Portion
1.	2000E	May 17, 2010	70,000	0	70,000
2.	1997G	May 15, 2008	100,000	86,111	13,889
TOTAL			170,000	86,111	83,889

You agree to pay to Hypercom or authorize Hypercom to withhold from proceeds all required taxes applicable to the vesting, exercise or sale of the Hypercom common stock represented by the above described RSAs and stock options, so that Hypercom may in turn remit such taxes to the appropriate tax authorities.

Please confirm your agreement by signing in the space provided below for that purpose.

Sincerely,

/s/ Douglas J. Reich

Douglas J. Reich
Senior Vice President & General Counsel

Acknowledged and Agreed:

/s/ Henry Gaillard
Henry Gaillard